								EXHIBIT 99.1

Minerals Technologies Inc. and Subsidiary Companies
(millions of dollars)
(unaudited)

Consolidated Revenue by Operating Segment and Product Line

	Q1 2021	Q2 2021	Q3 2021	Q4 2021	FY 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	FY 2022

Household & Personal Care	$91.6	$82.3	$101.9	$107.9	$383.7	$120.4	$118.9	$118.7	$118.2	$476.2
Specialty Additives	147.8	142.7	146.9	141.5	578.9	163.1	164.3	166.0	155.1	648.4
Consumer & Specialties Segment	$239.4	$225.0	$248.8	$249.4	$962.6	$283.5	$283.2	$284.7	$273.3	$1,124.6

High-Temperature Technologies	$160.5	$160.2	$153.8	$168.2	$642.7	$169.9	$186.7	$176.1	$169.8	$702.5
Environmental & Infrastructure	52.7	70.4	70.6	59.3	253.0	65.7	87.1	81.1	64.5	298.4
Engineered Solutions Segment	$213.2	$230.6	$224.4	$227.5	$895.7	$235.6	$273.8	$257.2	$234.3	$1,000.9

MTI Consolidated Sales	$452.6	$455.6	$473.2	$476.9	$1,858.3	$519.1	$557.0	$541.9	$507.6	$2,125.5

Segment Operating Income

	Q1 2021	Q2 2021	Q3 2021	Q4 2021	FY 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	FY 2022

Consumer & Specialties Segment	$34.0	$32.6	$29.4	$23.5	$119.5	$31.3	$31.6	$(0.3)	$16.4	$79.0
% of Sales	14.2%	14.5%	11.8%	9.4%	12.4%	11.0%	11.2%	*	6.0%	7.0%

Engineered Solutions Segment	$28.9	$33.8	$33.1	$31.9	$127.7	$37.3	$41.7	$36.4	$31.7	$147.1
% of Sales	13.6%	14.7%	14.8%	14.0%	14.3%	15.8%	15.2%	14.2%	13.5%	14.7%

Unallocated and Other Corporate Expenses	$(4.1)	$(2.7)	$(1.9)	$(2.8)	$(11.5)	$(2.4)	$(3.9)	$(0.5)	$(4.5)	$(11.3)

MTI Consolidated	$58.8	$63.7	$60.6	$52.6	$235.7	$66.2	$69.4	$35.6	$43.6	$214.8
% of Sales	13.0%	14.0%	12.8%	11.0%	12.7%	12.8%	12.5%	6.6%	8.6%	10.1%
* Percentage not meaningful

Special Items

Consumer & Specialties Segment	$-	$-	$1.7	$0.6	$2.3	$1.0	$2.0	$31.4	$0.3	$34.7

Engineered Solutions Segment	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-

Unallocated and Other Corporate Expenses	$-	$0.4	$0.9	$1.5	$2.7	$0.6	$2.1	$0.2	$0.1	$3.0

MTI Consolidated	$-	$0.4	$2.6	$2.1	$5.0	$1.6	$4.1	$31.6	$0.4	$37.7

To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP operating income, excluding special items (set forth in the above table), for all periods presented, constituting a reconciliation to GAAP operating income set forth above. The Company's management believe these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of ongoing operating results and thereby affect the comparability of results between periods. The Company believes inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

Segment Operating Income, Excluding Special Items

	Q1 2021	Q2 2021	Q3 2021	Q4 2021	FY 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	FY 2022

Consumer & Specialties	$34.0	$32.6	$31.1	$24.1	$121.8	$32.3	$33.6	$31.1	$16.7	$113.7
% of Sales	14.2%	14.5%	12.5%	9.7%	12.7%	11.4%	11.9%	10.9%	6.1%	10.1%

Engineered Solutions	$28.9	$33.8	$33.1	$31.9	$127.7	$37.3	$41.7	$36.4	$31.7	$147.1
% of Sales	13.6%	14.7%	14.8%	14.0%	14.3%	15.8%	15.2%	14.2%	13.5%	14.7%

Unallocated and Other Corporate Expenses	$(4.1)	$(2.3)	$(1.0)	$(1.3)	$(8.8)	$(1.8)	$(1.8)	$(0.3)	$(4.4)	$(8.3)

MTI Consolidated	$58.8	$64.1	$63.2	$54.7	$240.7	$67.8	$73.5	$67.2	$44.0	$252.5
% of Sales	13.0%	14.1%	13.4%	11.5%	13.0%	13.1%	13.2%	12.4%	8.7%	11.9%